UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2026

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2026, Fortress Biotech, Inc. (the “Company” or “Fortress”) held its annual meeting of stockholders (the “2026 Annual Meeting”) at 10:00 a.m. Eastern Time by means of an online virtual meeting platform.

At the 2026 Annual Meeting, the following two proposals were voted on by the stockholders: (i) the election of seven directors to hold office until the 2027 annual meeting of stockholders or until such director resigns or is removed from office; and (ii) the ratification of the appointment of KPMG LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2026. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2026 Annual Meeting filed with the Securities and Exchange Commission on April 28, 2026.

Proposal 1

The votes with respect to the election of seven directors to hold office until the 2027 annual meeting of stockholders were as follows:

		Total Votes		Broker Non-
Director	Total Votes For	Against	Abstentions	Votes
Lindsay A. Rosenwald, M.D.	11,022,326	239,772	32,188	12,897,124
Jimmie Harvey, Jr., M.D.	10,322,230	923,184	48,872	12,897,124
Malcolm Hoenlein	10,309,261	932,328	52,697	12,897,124
Dov Klein, CPA	10,323,030	931,434	39,822	12,897,124
J. Jay Lobell	9,756,949	1,313,658	223,679	12,897,124
Kevin L. Lorenz, J.D.	10,131,410	939,137	223,739	12,897,124
Michael S. Weiss	10,961,271	270,249	62,766	12,897,124

Proposal 2

The vote with respect to the ratification of the selection of KPMG LLP as Fortress’s independent registered accounting firm for the year ending December 31, 2026 was as follows:

Total Votes For	Total Votes Against	Abstentions
23,095,864	753,612	341,934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 23, 2026

	By:	/s/ David Jin
David Jin
Chief Financial Officer